UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2013

BioDrain Medical, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-54361	33-1007393
(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

(Address of Principal Executive Offices and Zip Code)

 (651) 389-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 15, 2013, the Articles of Incorporation of BioDrain Medical, Inc. (the “Company”) were amended to increase the authorized capital stock from 200,000,000 shares to 300,000,000 shares of common stock, $0.01 par value. The Articles of Amendment are filed as Exhibit 3.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of shareholders on January 15, 2013. At the meeting, the Company’s shareholders approved an amendment to the Articles of Incorporation of the Company to increase the authorized capital stock from 200,000,000 shares to 300,000,000 shares of common stock, $0.01 par value. The Articles of Amendment are filed as Exhibit 3.1. There were 60,645,817 votes cast for the proposal; 1,495,543 votes were cast against the proposal; and 1,400 votes abstained. There were no broker non-votes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1  Articles of Amendment filed January 15, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2013

BIODRAIN MEDICAL, INC.

By:	/s/ Josh Kornberg
Josh Kornberg
President and Chief Executive Officer

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